EXHIBIT 23.1

ConseNt of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Superior Uniform Group, Inc. and Subsidiaries for the years ended December 31, 2014 and 2013 of our report dated February 26, 2015 included in its Registration Statements on Forms S-8 (File No. 333-105906 and File No. 333-188944) relating to the consolidated financial statements and financial statement schedules for the two years ended December 31, 2014 listed in the accompanying index.

/s/ Mayer Hoffman McCann P.C.

Clearwater, Florida
February 26, 2015